UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2019 (November 21, 2019)

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement in November

On November 21, 2019, Bat Group, Inc. (the “Company”) entered into a certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell an aggregate of 2,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), at a per share purchase price of $0.80 (the “Offering”). The net proceeds to the Company from such Offering will be approximately $1,600,000.

The parties to the SPAs have each made customary representations, warranties and covenants, including, among other things, (a) the Purchasers are “non-U.S. Persons” as defined in Regulation S and are acquiring the Shares for the purpose of investment, (d) the absence of any undisclosed material adverse effects, and (e) the absence of legal proceedings that affect the completion of the transaction contemplated by the SPA.

The SPA is subject to various conditions to closing, including, among other things, (a) Nasdaq approval of the listing of the Share Consideration and (b) the parties’ representations and warranties are true and correct.

The net proceeds of the Offering shall be used by the Company in connection with the Company’s entry into the commodities trading business, general corporate purposes, working capital, or other related business as approved by the board of directors of the Company.

The form of the SPA is filed as Exhibit 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Entry into VIE Agreements

On November 22, 2019, Hao Limo Technology (Beijing) Co., Ltd., a wholly owned subsidiary of the Company (“Hao Limo”), entered into a set of variable interest entity agreements (the “VIE Agreements”) with Shenzhen Huamucheng Trading Co., Ltd. (“Huamucheng”) and certain shareholders of Huamucheng (“Huamucheng Shareholders”), who collectively hold 100% of Huamucheng. Currently Huamucheng does not have any substantive operation. The Company intends to conduct a new commodity trading business via Huamucheng.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to an exclusive business cooperation agreement by and between Hao Limo and Huamucheng, Hao Limo agrees to provide Huamucheng with complete technical support, business support and related consulting services during the term of the agreement and Huamucheng agrees not to engage any other party for the same or similar consultation services without Hao Limo’s prior consent. Huamucheng agrees to pay Hao Limo service fees substantially equal to all of its net income, subject to any requirement by PRC law and its articles of association. The term of the exclusive business cooperation agreement is 10 years. Hao Limo may terminate the agreement at any time with a 30-day advance written notice to Huamucheng.

Share Pledge Agreement

Hao Limo, Huamucheng and the Huamucheng Shareholders entered into a share pledge agreement, pursuant to which Huamucheng Shareholders pledged all of their equity interest in Huamucheng to Hao Limo in order to guarantee the performance of Huamucheng’s obligations under the exclusive business cooperation agreement between Hao Limo and Huamucheng. During the term of the pledge, Hao Limo is entitled to any and all dividends declared on the pledged equity interest of Huamucheng. The share pledge agreement terminates upon full payment of consulting and service fees and termination of Huamucheng’s contractual obligations under the exclusive business cooperation agreement between Hao Limo and Huamucheng.

Exclusive Option Agreement

Pursuant to an exclusive option agreement by and among Hao Limo, Huamucheng and Huamucheng Shareholders, the Huamucheng Shareholders have irrevocably granted Hao Limo an exclusive option to purchase at any time, in part or in whole, their equity interests in Huamucheng for a purchase price equal to the capital paid by Huamucheng Shareholders, pro-rated for purchases of less than all their equity interests. The exclusive option agreement has a term of ten years and can be renewed by Hao Limo at its discretion.

Powers of Attorney

Each of the Huamucheng Shareholders has entered into a power of attorney pursuant to which each of the Huamucheng Shareholders has irrevocably authorized Hao Limo to act on his or her behalf as the exclusive agent and attorney with respect to all rights of such individual as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC law and the Articles of Association of Huamucheng, including but not limited to the sale, transfer, pledge or disposition of the equity interests of Huamucheng owned by such shareholder; and (c) designating and appointing on behalf of the shareholders the legal representative, executive director, supervisor, chief executive officer and other senior management members of Huamucheng. The power of attorney shall be irrevocable and continuously valid from the date of execution of the power of attorney, so long as the respective shareholder remains to be a shareholder of Huamucheng.

Timely Reporting Agreement

The Company and Huamucheng have entered into a timely reporting agreement pursuant to which Huamucheng agrees to make its officers and directors available to us and promptly provide all information required by us so that we can make necessary SEC and other regulatory reports in a timely fashion.

The foregoing description of the VIE Agreements do not purport to be complete and is qualified in their entirety by reference to the complete text of the VIE Agreements, which are filed hereto as Exhibits 10.2 to 10.7.

Loan Agreement

On November 26, 2019, Tianxing Haoche (Beijing) Technology Co., Ltd. (“Tianxing”), a wholly-owned subsidiary of the Company, and Guangzhou Chengji Investment Development Co., Ltd. (the “Lender”), entered into a loan agreement (the “Loan Agreement”). Under the Loan Agreement, the Lender will lend to Tianxing up to $1,300,000 (the “Loan”)

The Loan has an annual interest rate of 8% and a maturity date of February 26, 2020.

The Loan Agreement also contains customary provisions, including using the Loan only for the specified use of proceeds in the Loan Agreement, not using the Loan for any illegal activities, and an agreement to settle any potential disputes through negotiation and mediation.

Tianxing intends to use the proceeds from the Loan for its daily operations to expand its business as well as to start the commodities trading business.

An unofficial translation of the Loan Agreement is filed as Exhibit 10.8 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement
10.2	Exclusive Business Operation Agreement, dated November 22, 2019, by and among Hao Limo, Huamucheng and Huamucheng Shareholders
10.3	Share Pledge Agreement, dated November 22, 2019, by and among Hao Limo, Huamucheng and Huamucheng Shareholders
10.4	Exclusive Option Agreement, dated November 22, 2019, by and among Hao Limo, Huamucheng and Huamucheng Shareholders
10.5	Power of Attorney, dated November 22, 2019, by and between Guotao Deng and Hao Limo
10.6	Power of Attorney, dated November 22, 2019, by and between Juan Wei and Hao Limo
10.7	Timely Reporting Agreement, dated November 22, 2019, by and among Hao Limo, Huamucheng and Huamucheng Shareholders
10.8	Unofficial Translation of Loan Agreement, dated November 26, 2019, by and between Tianxing and Guangzhou Chengji Investment Development Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAT GROUP, INC.

Date: November 26, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

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